Almaden Minerals Ltd.
Corporate Organizational Chart
December 31, 2010


Almaden Minerals Ltd.
("Almaden")
Canada
TSX: AMM
Amex: AAU
Tarsis Capital Corp.
("Tarsis")
Canada
TSX-V: TCC
16.7%
4,100,000 shares
ATW Resources Ltd.
("ATW")
Canada
>50%
(Variable)
Minera Gavilan
SA de CV
("Gavalin")
Mexico
49,999 shares
99.9%
Compania Minera Zapata
SA de CV
("Zapata")
Mexico
49,999 shares
99.9%
Almaden de Mexico
SA de CV
("Almaden de Mexico")
Mexico
49,999 shares
99.9%
Almaden America Inc.
("Almaden America")
USA
100%
Republic Resources Inc.
("Republic")
Canada
100%